SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of

              the Securities Exchange Act of 1934 (Amendment No. )

Filed by the Registrant  [x]

Filed by a Party other than the Registrant [  ]

Check the appropriate box:

[  ]     Preliminary Proxy Statement

[x]      Definitive Proxy Statement

[  ]     Definitive Additional Materials

[  ]     Soliciting Material Pursuant to Section 240.14a-11(c) or
         Section 240.14a-12

                      Harding Lawson Associates Group, Inc.

                (Name of Registrant as Specified In Its Charter)

                   (Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box):

[  ]     $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(j)(2)

[  ]     $500 per each party to the controversy pursuant to Exchange Act
         Rule 14a-6(i)(3)

[  ]     Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11

                                   PROXY RULES

         1)      Title of each class of securities to which transaction applies:

         2)      Aggregate number of securities to which transaction applies:

         3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:*

         4)      Proposed maximum aggregate value of transaction:


* Set forth the amount on which the filing fee is calculated and state how it was determined.

[  ]     Check box if any part of the fee is offset as  provided  by  Exchange
         Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

         1)       Amount Previously Paid:

         2)       Form, Schedule or Registration Statement No.:

         3)       Filing Party:

         4)       Date Filed:

Notes:

                                    * * * * *

                      HARDING LAWSON ASSOCIATES GROUP, INC.


                                 August 11, 1999






To the Stockholders of
Harding Lawson Associates Group, Inc.

Dear Stockholder:

         You are cordially invited to attend the Annual Meeting of Stockholders of Harding Lawson Associates Group, Inc., which will be held on Friday, September 17, 1999 at 10:00 a.m. at the Downtown Marriott Hotel, 1701 California Street, Denver, Colorado, 80202. Official Notice of the Annual Meeting, a Proxy Statement, a Proxy Card, and Harding Lawson Associates Group, Inc.'s 1999 Annual Report on Form 10-K accompany this letter.

         Whether or not you can be present at the meeting, please mark, date, sign, and return the proxy in the enclosed envelope so that your shares may be represented.

                                   Sincerely,





                                   Richard D. Puntillo
                                   Chairman of the Board

                      HARDING LAWSON ASSOCIATES GROUP, INC.
                       707 Seventeenth Street, Suite 2400
                             Denver, Colorado 80802
                                 (303) 293-6100

                   (Corporate Offices were formerly located at
                  7655 Redwood Blvd., Novato, California 94945)

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                           Friday, September 17, 1999
                                   10:00 A.M.



To the Stockholders of
Harding Lawson Associates Group, Inc.:

         The Annual Meeting of Stockholders (the "Meeting") of Harding Lawson Associates Group, Inc., a Delaware corporation (the "Company"), will be held at the Downtown Marriott Hotel, 1701 California Street, Denver, Colorado 80202 on Friday, September 17, 1999, at 10:00 A.M., for the following purposes:

         1. To elect two directors to hold office until the 2002 Annual Meeting or until their successors have been duly elected and qualified;

         2. To ratify the appointment of Ernst & Young LLP as the Company's independent auditors for the fiscal year ending May 31, 2000; and

         3. To transact such other business as may properly come before the Meeting or any adjournment or postponement thereof.

         The Board of Directors has fixed the close of business on July 23, 1999 as the record date for the determination of stockholders entitled to notice of and to vote at the Meeting or any adjournment or postponement thereof.


                                              By Order of the Board of Directors



                                              Patricia A. England
                                              Secretary

Novato, California
August 11, 1999


WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING IN PERSON, PLEASE MARK, DATE, SIGN, AND RETURN THE ENCLOSED PROXY IN THE ACCOMPANYING ENVELOPE, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES. YOUR PROXY MAY BE REVOKED BY YOU IN THE MANNER DESCRIBED IN THE ACCOMPANYING PROXY STATEMENT AT ANY TIME BEFORE IT HAS BEEN VOTED AT THE MEETING.

                      HARDING LAWSON ASSOCIATES GROUP, INC.
                       707 Seventeenth Street, Suite 2400
                                Denver, CO 80202
                                 (303) 293-6100


--------------------------------------------------------------------------------


                                 PROXY STATEMENT


                     INFORMATION CONCERNING THE SOLICITATION

         The enclosed Proxy is solicited by the Board of Directors of Harding Lawson Associates Group, Inc., a Delaware corporation (the "Company"), for use at the Annual Meeting of Stockholders to be held at the Downtown Marriott Hotel, 1701 California Street, Denver, Colorado, at 10:00 A.M. on Friday, September 17, 1999 and at any postponement or adjournment thereof (the "Meeting"). Only stockholders of record on July 23, 1999 (the "Record Date") will be entitled to vote at the Meeting. Stockholders are entitled to cast one vote for each share held. There is no cumulative voting. At the close of business on July 23, 1999, the Company had outstanding 4,981,828 shares of its $.01 par value Common Stock (the "Common Stock").

         This Proxy Statement and form of proxy were first sent to stockholders on or about August 11, 1999.

         The presence in person or by proxy of a majority of the shares entitled to vote is necessary to constitute a quorum at the Meeting. Abstentions and broker nonvotes will be counted for purposes of determining the presence or absence of a quorum. Broker nonvotes occur when shares held by brokers who are present in person or represented by proxy are voted on some matters but not on other matters, because the broker does not have authority to vote on such other matters in the absence of instructions from the beneficial owners of the shares. Except as otherwise stated, the affirmative vote of a majority of shares present in person or represented by proxy at a duly held meeting at which a quorum is present is required for approval of proposals presented to stockholders. With respect to matters presented to stockholders, abstentions will be treated as shares that are present and entitled to vote and not voted in favor of such matter, and broker nonvotes will not be considered as present with respect to that matter.

         When a proxy in the form enclosed with this Proxy Statement is returned properly executed, the shares represented thereby will be voted at the Meeting in accordance with the directions indicated thereon or, if no direction is indicated, the shares will be voted FOR Messrs. Anderson and Waller as the nominees for Class III directors, FOR Proposal No. 2 to ratify the appointment of Ernst & Young LLP as the Company's independent auditors, and according to the discretion of the proxy holders on any other matters that properly come before the Meeting.

         Any person giving a proxy in the form accompanying this Proxy Statement has the power to revoke it prior to its exercise. It is revocable prior to the Meeting by an instrument revoking it, or by a duly executed proxy bearing a later date, delivered to the Secretary of the Company. It is also revoked if the stockholder is present at the Meeting, notifies the Secretary, and votes in person.

         The Company will bear the entire cost of preparing, assembling, printing, and mailing the proxy materials furnished by the Board of Directors to stockholders. Copies of proxy materials will be furnished to brokerage houses, fiduciaries, and custodians, to be forwarded to the beneficial owners of the Common Stock. In addition to the solicitation of proxies by use of the mail, some of the officers, directors, and regular employees of the Company may (without additional compensation) solicit proxies by telephone or personal interview, the costs of which will be borne by the Company.

         A copy of the Annual Report of the Company on Form 10-K for the fiscal year ended May 31, 1999, including audited financial statements, is being mailed to stockholders along with this proxy statement. ADDITIONAL COPIES OF THE COMPANY'S 1999 ANNUAL REPORT ON FORM 10-K WITHOUT EXHIBITS MAY ALSO BE OBTAINED WITHOUT COST BY CALLING CAROL MILIOTES AT (303) 293-6100, BY FACSIMILE AT (303) 292-4618, OR BY E-MAIL AT CMILIOTES@HARDING.COM.

                                 PROPOSAL NO. 1
                              ELECTION OF DIRECTORS

General

         The Company's Board of Directors is divided into three classes, pursuant to the terms of the Company's Certificate of Incorporation and Bylaws. Currently the authorized number of directors for Class I is three (3), Class II is two (2), and Class III is two (2). The term of each class is three years, with the different classes staggered so that the term of one class expires each year. The Class III directors are to be elected at the Annual Meeting and will hold office until the 2002 Annual Meeting of Stockholders, Class I directors hold office until 2000, and Class II directors hold office until 2001 or until their successors are elected and qualified. Directors shall be elected by a plurality of the votes present in person or represented by proxy and entitled to vote on the election of directors.

         The Board of Directors has nominated Ross K. Anderson and Frank S. Waller as Class III directors. Mr. Anderson is an incumbent Class III director and Mr. Waller has been nominated by the Board as a Class III director. They have consented to be named as nominees and to serve as directors if elected. All proxies will be voted for the election of Messrs. Anderson and Waller unless authority to vote for either or both of them is withheld. If Messrs. Anderson or Waller should unexpectedly decline or be unable to act as directors, the proxies may be voted for a substitute nominee to be designated by the Board of Directors.

         Set forth below is certain information regarding Messrs. Anderson and Waller and the continuing directors:


                   Name                     Age    Positions Held with Company                      Director Since
--------------------------------------------------------------------------------------------------------------------

Nominees for Election as
Class III Directors
Ross K. Anderson (Class III)                58     Director                                              1998
Frank S. Waller                             63

Continuing Directors
Robert L. Costello, Jr. (Class I)           47     Director, Chief Executive Officer                     1999
Rear Admiral Stuart F. Platt (Ret.)         65     Director                                              1988
(Class I)
Donald K. Stager (Class I)                  68     Director                                              1996
Richard D. Puntillo (Class II)              56     Chairman                                              1989
James M. Edgar (Class II)                   63     Director                                              1996


The Directors and Executive Officers

         Richard S. Harding will be retiring from the Board at the 1999 Annual Meeting of Shareholders. The Company and its directors would like to acknowledge his significant contribution to the Company. Mr. Harding founded the Company in 1959, served as President and Chief Executive Officer from the Company's inception until 1988 and as Chairman of the Board until 1991. His vision, leadership, and sage advice will be missed.

         Class III Director and Nominee

         Ross K. Anderson, a current nominee, was elected to the Board effective September 25, 1998. Mr. Anderson is President, Chief Executive Officer and Director of Astech, Inc., a manufacturer of lightweight, high-temperature metallic honeycomb used in aerospace and defense applications, located in Santa Ana, California. Prior to joining Astech in 1993, Mr. Anderson was group executive at Teledyne Inc. for eight companies. Prior to that role, he was President of a Teledyne company. He was with Teledyne from 1984 to 1993.

         Frank S. Waller, a current nominee, was Chairman of the Board of Woodward-Clyde Group, Inc., a large privately-owned civil and environmental engineering firm, from 1992 until 1998, when Woodward-Clyde was acquired by URS Corporation. Prior to being appointed Chairman, Mr. Waller was a member of that company's board from 1986 and a principal of the subsidiary, Woodward-Clyde Consultants from 1970.

         Class I Directors

         Robert L. Costello, Jr. joined the Company as Chief Executive Officer and a member of the Board of Directors on March 19, 1999. Prior to joining the Company, Mr. Costello was Executive Vice President of URS/Greiner/WoodwardClyde, a large transportation and environmental engineering company headquartered in San Francisco, California. He served on the board of URS Corporation, the parent company of URS/Greiner/WoodwardClyde, from 1996 through 1999. Mr. Costello was formerly the Chief Executive Officer of Greiner Engineering, Inc., a premier transportation engineering company listed on the New York Stock Exchange, from 1994 until that company was acquired by URS in 1996. Prior to assuming the Chief Executive Officer role, Mr. Costello was Chief Financial Officer of Greiner Engineering from 1987 to 1994.

         Rear Admiral Stuart F. Platt (USN Retired) joined the Board in 1988. Adm. Platt is currently President and Chief Executive Officer of Western Marine Electronics (WESMAR), a marine electronics design and manufacturing company headquartered in Woodinville, Washington. Prior to joining WESMAR in 1998, he was President of Precision Echo, Inc., a company that designs and manufactures data recording systems. Prior to this, he was founding principal of both Stuart Platt and Partners, a consulting company, and FPBSM Industries, Inc., the holding company of Sigma Power, Inc. and Axel Electronics, Inc., defense electronics and power supply manufacturers. He was a Rear Admiral with the U.S. Navy from 1979 to 1987 and Competitor Advocate General of the Navy from 1983 to 1986. Adm. Platt also continues to serve on the board of DRS Technologies, Inc.

         Donald K. Stager joined the Board in 1996. Mr. Stager is the retired Chairman of the Board, President and Chief Executive Officer of Dillingham Construction Holdings, Inc., a major international construction firm based in Pleasanton, California. Mr. Stager served as President and Chief Executive Officer of Dillingham Construction Holdings, Inc. from 1982 to 1996, retired from Dillingham in 1997 while remaining Chairman of the Board through February 1999.

         Class II Directors

         James M. Edgar joined the Board in 1996. Mr. Edgar is founder and senior partner of Edgar Dunn & Company, a management consulting firm in San Francisco, California, specializing in the strategy, organization, and management issues of professional services firms.

         Richard D. Puntillo joined the Board in 1989 and was elected Chairman of the Board in 1994. He is a Professor of Finance at the McLaren School of Business at the University of San Francisco. He has been an independent investment banker since 1985 and was Executive Vice President and Chief Financial Officer of Sutro & Co., Inc. from 1982 to 1984.

         Executive Officers

         Michael Carroll, P. E., 45, joined the Company in 1996 as a Vice President and manager of the California Bay Area office group. Prior to joining the Company, Mr. Carroll was Vice President and Pacific Division Manager for Rust Environment & Infrastructure, a large engineering firm headquartered in Greenville, North Carolina, from 1992 until 1996. Mr. Carroll is a retired officer in the United States Air Force.

         Claude Corvino, P. E., 47, joined the Company in 1984 and became a Vice President in 1988. Mr. Corvino is currently a Senior Vice President and manages the Company's Western Region, which includes offices in Alaska, Arizona, California, Nevada and Washington. Mr. Corvino served as the President of the Company's infrastructure unit, Harding Lawson Associates Infrastructure, Inc., from 1998 until that company was merged into an affiliate company in 1999.

         Patricia A. England, 53, joined the Company in 1981 and became a Vice President in 1991. Ms. England held many positions with increasing responsibility in the areas of Finance, Accounting, and Investor Relations. She has been Corporate Secretary of the Company since 1988.

         Ann E. Massey, 44, joined the Company on May 8, 1998 as a Vice President and Eastern Region Manager, as a result of the Company's acquisition of ABB Environmental Services, Inc., an environmental engineering firm headquartered in Portland, Maine. Ms. Massey joined ABB Environmental Services in 1989 and was responsible for all Industrial projects and clients.

         Arthur C. Riese, Ph.D., 44, joined the Company in 1987 and became a Vice President in 1989 and a Senior Vice President in 1992. Dr. Riese was appointed President of the Company's principal operating subsidiary, Harding Lawson Associates, Inc. in 1996 and held that position until a corporate reorganization in 1999, when he resumed the responsibilities as Region Manager of the Company's Central Region that includes offices in Colorado, Illinois, Michigan, New Mexico, Texas and Utah.

         Gregory A. Thornton, 46, joined the Company in 1990 as Controller. He became a Vice President in 1992 and Chief Financial Officer and Treasurer in 1994. Prior to joining the Company, Mr. Thornton was Chief Financial Officer and Treasurer for URS Corporation from 1988 to 1990. Mr. Thornton served Harding Lawson Associates Group, Inc. as interim Chief Executive Officer from September 25, 1998 until March 19, 1999, when Mr. Costello joined the Company.

Security Ownership of Certain Beneficial Owners and Management

         The following table sets forth certain information regarding the ownership of the Common Stock of the Company as of July 23, 1999 by (i) all persons who to the knowledge of the Company beneficially own five percent or more of the outstanding shares of the Common Stock, (ii) each director of the Company (including the current nominees), (iii) the Chief Executive Officer and the other officers named in the summary compensation table, and (iv) all the Company's directors and current executive officers as a group. There are no family relationships among the directors and executive officers of the Company. To the Company's knowledge, each person has sole investment and voting powers with respect to the shares shown as beneficially owned, except as otherwise indicated. The Common Stock of the Company is the only class of equity securities of the Company outstanding.


                                                                                        Shares
                                                                                     Beneficially     Percent of
Name and Address of Beneficial Owners                                                   Owned            Class
----------------------------------------------------------------------------------- --------------- ----------------

Heartland Advisors, Inc. (1)...............................................                555,300       11.5
Franklin Resources, Inc. (2)...............................................                436,700        9.0
The TCW Group, Inc. (3)....................................................                347,800        7.2
Dimensional Fund Advisors (4)..............................................                330,850        6.9
Lionheart Group, Inc. (5)                                                                  254,700        5.2

Directors and Executive Officers

Donald L. Schreuder (6)....................................................                 98,591         2.0
Claude Corvino (7) (8).....................................................                 44,325         0.9
Arthur C. Riese (7) (8)....................................................                 43,606         0.9
Richard D. Puntillo (7) (8)................................................                 42,452         0.9
Robert L. Costello, Jr. (9) ...............................................                 35,000         0.7
Gregory A. Thornton (7) (8)................................................                 29,515         0.6
Richard S. Harding (10)....................................................                 26,222         0.5
James M. Edgar (7) (8).....................................................                 20,964         0.4
Stuart F. Platt (7) (8)....................................................                 15,504         0.3
Donald K. Stager (7) (8)...................................................                 15,057         0.3
Victor R. Johnson, Jr. (11)................................................                  6,843         0.1
Eric G. Lappala (11).......................................................                  4,689         0.1
Ross K. Anderson (nominee) (7) (8).........................................                  4,681         0.1
Frank S. Waller (nominee)                                                                        0          --
All directors and executive officers as a group (13 persons) (12) (13).....                737,180        14.5

(1) As reported in a Schedule 13G as of December 31, 1998 filed on February 12, 1999 by Heartland Advisors, Inc., whose business address is 790 North Milwaukee Street, Milwaukee, WI 53202. Heartland Advisors, Inc. reports sole voting power of 227,800 shares.
(2) As reported in a Schedule 13D filed on March 5, 1999 by Franklin Resources, Inc., whose business address is 777 Mariners Island Boulevard, San Mateo, CA 94403-7777. Franklin Resources, Inc. is the parent holding company and Charles B.Johnson and Rupert H. Johnson, Jr. are principal shareholders of the parent holding company.
(3) As reported in a Schedule 13G as of December 31, 1998 filed on February 12, 1999 by The TCW Group, Inc., whose business address is 865 Figueroa Street, Los Angeles, CA 90017. The TCW Group, Inc. is the parent company of Trust Company of the West, TCW Asset Management Company, and TCW Funds Management, Inc.
(4) As reported in a Schedule 13G as of December 31, 1998 filed on February 11, 1999 by Dimensional Fund Advisors, Inc., whose business address is 1299 Ocean Avenue, 11th Floor, Santa Monica, CA 90401. Dimensional Fund Advisors, Inc. also holds shares of the Company in a series of DFA Investment Trust Company portfolios.
(5) As reported in a Schedule 13D as of May 26, 1999 filed on June 7, 1999 by Lionheart Group, Inc., whose business address is 230 Park Avenue, Suite 516, New York, New York 10169. C. Duncan Soukup is the sole director of Lionheart Group, Inc.
(6) On September 25, 1998, Mr. Schreuder submitted, and the Board of Directors accepted, his resignation from the Board and from his positions of President and Chief Executive Officer effective as of September 25, 1998.
(7) Includes shares subject to options that are exercisable on or before September 22, 1999 in the amounts of 22,250; 36,500; 5,000; 25,750;
         3,000, 6,000; and 3,000 for Messrs. Corvino, Riese, Puntillo, Thornton, Edgar, Platt, and Stager, respectively.


(8) Includes shares held in trust in one or more company retirement plans in the amounts of 3,855; 946; 31,952; 2,578; 7,964; 4,004; 9,057; 3,973
         and 4,681 for Messrs. Corvino, Riese, Puntillo, Thornton, Edgar, Platt, Stager, Johnson and Anderson, respectively.
(9) Mr. Costello joined the Company on March 19, 1999 as the Chief Executive Officer, President, and a member of the Board of Directors.
(10) Mr. Harding will be retiring from the Board at the 1999 Annual Meeting of Stockholders.
(11) Mr. Lappala and Mr. Johnson left the employment of the Company in June 1999.
(12) Includes 120,000 shares subject to options that are exercisable on or before November 9, 1998 and 434,427 shares held in trust in various company retirement savings plans, for which the Board of Directors exercises voting power.
(13) Excludes Executive Officers that left the Company during fiscal 1999 or in June 1999.

Committees of the Board of Directors

         The Board of Directors of the Company has established the following standing committees, with membership as noted of which the Chairman is an ex officio member:

         Audit Committee: The Audit Committee, which during fiscal 1999 met twice, consists of Adm. Stuart F. Platt (Chairman), Ross K. Anderson and James
M. Edgar. Its functions include the review of internal controls of the Company and sufficiency of financial reporting and legal and accounting compliance generally. In connection with these reviews, the Committee meets with appropriate Company financial personnel. The Committee recommends to the Board for its approval the engagement of the independent certified accountants to serve as auditors for the following year in examining the accounts of the Company. The Committee meets separately with the Company's independent auditors, and the auditors have access to the Committee at any time.

         Compensation Committee: The Compensation Committee, which during fiscal 1999 met eight times, consists of Donald K. Stager (Chairman), Ross K. Anderson and Adm. Stuart F. Platt. Its functions include the review and approval of compensation levels for the Chief Executive Officer and the Company's senior officers, administration of the Company's plans and policies relating to executive compensation, and administration of the Company's stock option plans.

         Executive Committee: The Executive Committee, which did not meet during 1999, consists of Richard D. Puntillo (Chairman), Robert L. Costello, Jr. and Richard S. Harding. Its functions include matters of a routine nature that occur between regular meetings of the Board.

         Finance Committee: The Finance Committee, which during fiscal 1999 met four times, consists of James M. Edgar (Chairman), Richard D. Puntillo, and Donald K. Stager. Its functions include matters relating to the management of the Company's financial resources and such other assets that affect the liquidity and capital structure of the Company.

         Corporate Governance Committee: The Board of Directors established in July 1999 a Corporate Governance Committee consisting of three independent directors, James M. Edgar (Chairman), Ross K. Anderson, and Donald K. Stager (with Robert L. Costello, Jr. as an ex officio member) for the purpose of analyzing the Company's policies and reviewing its Articles of Incorporation and Bylaws. The Committee will make recommendations to the Board regarding changes to the existing corporate governance guidelines and other corporate issues, one of the most important of which is whether it is in the best interests of the Company to continue to have a classified Board..

         The Board of Directors does not have a standing nominating committee. The full Board of Directors considers and approves nominations for election of directors. Stockholders may nominate candidates for election to the Board in accordance with the provisions of the Company's Bylaws.

         The Board of Directors of the Company formally met nine times during the 1999 fiscal year. All directors attended at least 75% of the meetings of the Board of Directors and of the committees on which they served.

Beneficial Ownership Reporting Compliance

         Section 16(a) of the Securities Exchange Act of 1934 requires the Company's officers and directors, and persons who beneficially own more than ten percent of Company's Common Stock to file reports of their initial ownership of the Company's Common Stock and subsequent changes in such ownership with the Securities and Exchange Commission (the "SEC") within prescribed time periods. Officers, directors and greater than ten percent shareholders are required by SEC regulations to furnish the Company copies of all Section 16(a) forms filed.

         Based solely on review of copies of SEC Forms 3, 4, and 5, and any amendments to such forms furnished to the Company, or written representations that no Forms 5s were required, the Company believes that with respect to the Company's most recent fiscal year all Section 16(a) filing obligations were met on a timely basis.

                  EXECUTIVE COMPENSATION AND OTHER INFORMATION

         The following table provides certain summary information concerning the compensation paid or accrued by the Company and its subsidiaries to or on behalf of each person that served as the Company's Chief Executive Officer during 1999 and each of the four other most highly compensated executive officers of the Company (hereafter referred to as the named executive officers) for fiscal years ended May 31, 1997, 1998, and 1999:



                                              SUMMARY COMPENSATION TABLE


                                                           Annual                   Long-Term
                                                        Compensation               Compensation
                                                                                      Awards
                                              ---------------------------------- -----------------
                                                                                    Securities
                                                                                    Underlying        All Other
Name and Principal Position      Fiscal            Salary          Bonus (1)      Options/ SARs      Compensation
                                  Year              ($)               ($)              (#)               ($)
---------------------------- ---------------- ----------------- ---------------- ----------------- -----------------

Robert L. Costello, Jr.           1999             56,093               0           230,000               0
President and CEO (2)

Arthur C. Riese                   1999            187,207          20,000            15,000           1,200 (4)
Senior Vice President             1998            177,507               0            10,000           1,205 (4)
                                  1997            157,728          45,000  (3)            0           1,006 (4)

Gregory A. Thornton               1999            157,725          30,000  (6)       15,000           1,200 (4)
Vice President and CFO            1998            149,773               0             7,500           1,205 (4)
(Interim CEO) (5)                 1997            137,079          39,000  (3)            0           1,006 (4)

Claude Corvino                    1999            157,500          18,000            15,000           1,200 (4)
Senior Vice President             1998            152,300               0             7,500           1,205 (4)
                                  1997            148,150          45,000  (3)            0           1,006 (4)

Eric G. Lappala                   1999            156,203               0             5,000           1,200 (4)
Senior Vice President (7)         1998            155,606               0             7,500           1,205 (4)
                                  1997            155,257          45,000  (3)            0           1,006 (4)

Victor R. Johnson, Jr.            1999            153,727               0             5,000           1,200 (4)
Senior Vice President (7)         1998            153,600          10,000  (3)            0           1,205 (4)
                                  1997            153,253               0                 0           1,006 (4)

Donald L. Schreuder               1999             94,275               0                 0          284,969 (8)
Former CEO (8)                    1998            229,355               0            15,000            1,205 (4)
                                  1997            228,438          65,000  (3)            0            1,006 (4)


(1) Bonuses are based on service during the fiscal year although paid during the first quarter following the end of the fiscal year.
(2) Mr. Costello joined the Company on March 19, 1999 as the Chief Executive Officer, President, and a member of the Board of Directors.
(3) Twenty-five percent of the bonus was paid in the form of Common Stock of the Company.
(4) Represents matching contributions by the Company for the named executive officers under the Company's 401(k) plan, paid in Common Stock of the Company and valued at fair market value on the date of grant.
(5) Mr. Thornton served as the Company's interim Chief Executive Officer from September 25, 1998 through March 18, 1999.
(6) Mr. Thornton received two $10,000 bonuses during the period September 25, 1998 to March 18, 1999 for additional responsibilities that he assumed as interim Chief Executive Officer.
(7)      Mr. Lappala and Mr. Johnson left the firm in June 1999.
(8) On September 25, 1998, Mr. Schreuder submitted, and the Board of Directors accepted, his resignation from the Board and from his positions of President and Chief Executive Officer effective as of September 25, 1998. Mr. Schreuder's other compensation consisted of a $1,200 matching contribution by the Company under the 401(k) plan and $283,769 of severance pay.

         The following table provides information related to grants of stock options to the named executive officers to purchase Common Stock pursuant to the Company's 1998 Stock Option Plan (the "Plan") and a special plan created for Mr. Costello's above-market options in the amount of 100,000 options.

                                           OPTION GRANTS IN LAST FISCAL YEAR

                                                                               Potential Realizable
                                                                              Value at Assumed Annual
                                                                               Rates of Stock Price
                                                                                 Appreciation for
                              Individual Grants                                   Option Term (1)
                          ---------------------------                        --------------------------
                           Number of     % of Total
                           Securities     Options
                           Underlying    Granted to   Exercise
                            Options      Employees    Price per   Expiration
                          Granted (2)    in Fiscal      Share       Date         5%           10%
                                            1999
------------------------- ------------- ------------- ----------- ---------- ------------ -------------


Robert L. Costello, Jr. (3)  130,000         31.2       $6.9375   3/19/2009   $567,290   $1,437,525
                             100,000         24.0       10.0000   3/19/2009    130,127      799,539
Arthur C. Riese               15,000          3.6        5.0625   2/03/2009     47,761      121,037
Gregory A. Thornton           15,000          3.6        5.0625   2/03/2009     47,761      121,037
Claude Corvino                15,000          3.6        5.0625   2/03/2009     47,761      121,037
Eric G. Lappala (4)            5,000          1.2        5.0625   2/03/2009     15,920       40,346
Victor R. Johnson, Jr. (4)     5,000          1.2        5.0625   2/03/2009     15,920       40,346
Donald L. Schreuder (5)            0


     (1) The potential realizable value shown represents a hypothetical gain that would be realized based on an assumed 5% and 10% annual compound rate of stock price appreciation over the full ten-year term of the option. These assumed realizable values are not intended to forecast possible future appreciation of the Company's Common Stock.
     (2) These options were granted at fair market value on the date of grant except the 100,000 options granted to Mr. Costello at $10.00 per share when the fair market value of the shares was $6.9375, and vest at 0%, 50%, 75%, and 100% on the first, second, third, and fourth anniversary of the grant date, respectively.
     (3) Mr. Costello joined the Company on March 19, 1999 as the Chief Executive Officer, President, and a member of the Board of Directors.
     (4) Mr. Lappala and Mr. Johnson left the firm shortly after the end of the fiscal year ended May 31, 1999.
     (5) On September 25, 1998, Mr. Schreuder submitted, and the Board of Directors accepted, his resignation from the Board and from his positions of President and Chief Executive Officer effective as of September 25, 1998.

         The  following  table  provides  information  with respect to the named
executive   officers'  stock  option   exercises  during  the  fiscal  year  and
unexercised options held at the end of the fiscal year.

                                  AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND
                                             FISCAL YEAR END OPTION VALUES


                                                          Number of Securities            Value of Unexercised
                                                         Underlying Unexercised         In-the-Money Options at
                                                       Options at Fiscal Year End       Fiscal Year End ($) (1)
                                                                   (#)
                                                      ------------------------------ -------------------------------

                              Shares        Value
          Name             Acquired on    Realized     Exercisable   Unexercisable    Exercisable    Unexercisable
                           Exercise (#)      ($)
-------------------------- ------------- ------------ -------------- --------------- -------------- ----------------
Robert L. Costello, Jr. (2)       0             0             0         230,000               0       $219,375
Arthur C. Riese                   0             0        31,500          25,000         $33,375         72,180
Gregory A. Thornton               0             0        22,000          22,500          28,875         67,493
Claude Corvino                    0             0        18,500          22,500          15,938         67,493
Eric G. Lappala (3)               0             0        25,750          12,500          27,750         31,873
Victor R. Johnson, Jr. (3)        0             0        24,750           5,000          25,500         17,810
Donald L. Schreuder (4)      26,000       $52,563        14,750          15,000               0         28,125


(1) On May 31, 1999 the fair market value of the Company's Common Stock was $8.625 based on the closing price on The Nasdaq Stock Market. Values are calculated by subtracting the exercise price from the fair market value of the stock as of the fiscal year end.
(2) Mr. Costello joined the Company on March 19, 1999 as the Chief Executive Officer, President, and a member of the Board of Directors.
(3)      Mr. Lappala and Mr. Johnson left the firm in June 1999.
(4) On September 25, 1998, Mr. Schreuder submitted, and the Board of Directors accepted, his resignation from the Board and from his positions of President and Chief Executive Officer effective as of September 25, 1998. Mr. Schreuder's outstanding options expired unexercised on June 30, 1999.

Employment, Retention, and Termination of Employment Agreements

         Employment Agreement. The Company entered into an employment contract with Robert L. Costello, Jr. on March 19, 1999. The term of the contract, naming Mr. Costello as the Chief Executive Officer and a Director of the Board, is three years. The term of the contract may be renewed or extended in writing by mutual agreement for succeeding terms of from one to three years.

         While carrying out the duties of his position, subject always to the authority and policies set by the Board of Directors, Mr. Costello will receive an annual base salary of $285,000, subject to review annually by the Board, although during the term of the agreement base salary cannot be reduced. In addition to base salary, Mr. Costello will be eligible to participate in an incentive compensation plan containing specific performance goals. The target bonus will be 50% of base salary, if established goals set by the Compensation Committee of the Board are achieved. The agreement also requires that a formula be established that will allow for a target bonus of 100% of base salary if target goals are exceeded by a specific amount or percentage. If Mr. Costello should be terminated without cause at any time during the term of this agreement, he shall receive severance pay of 200% of his then-current base pay unless payments are otherwise required to be made to Mr. Costello under the Change of Control provision described below.

         Mr. Costello received non-statutory stock options to purchase 130,000 shares of the Company's Common Stock at $6.9375 per share, the fair market value of the underlying stock on the date of grant. He also received 100,000 non-statutory stock options to purchase 100,000 shares of the Company's Common Stock at $10.00 per share at a time when the fair market value was $6.9375 per share. All options are for a term of ten years and vest over four years at 0%, 50%, 75% and 100% on the day before the first, second, third and fourth anniversary of the grants.

         Mr. Costello's agreement contains certain provisions that would be triggered by the occurence of a Change of Control. If a First Year Change of Control occurs Mr. Costello is entitled to a lump sum bonus of 150% of base salary and all outstanding options become fully vested if he is involuntarily terminated without cause within six months of such event. In addition, if a First Year Change of Control should occur, Mr. Costello shall receive $250,000 if the Change of Control occurs (1) as a result of a transaction that results in the Company's Common Stock no longer being traded and the closing sale price of the Company's stock exceeds $10.00 per share on the last day of trading or (2) the First Year Change of Control does not result in the Company's stock no longer being publicly traded and the average closing sale price of the Company's Common Stock exceeds $10.00 per share, as adjusted, for any 15 consecutive trading days during the 90 calendar day period following the date the Change of Control occurs.

         If a Future Change of Control occurs and if within six months of the Future Change of Control Mr. Costello's employment is involuntarily terminated by the Company without cause, he shall be entitled to a lump sum bonus of 150% of his then-current base salary and his stock options described above shall vest immediately.

         A Change of Control occurs upon any person's acquiring 30% or more of the combined voting power of the Company or upon the continuing directors ceasing to constitute at least a majority of the Board

         Mr. Costello's employment agreement also required him to purchase 35,000 shares of the Company's Common Stock on the commencement of his employment. The Company loaned Mr. Costello the funds to purchase such shares and received in return a full recourse note from Mr. Costello. There are principal payments annually for a period of ten years which shall commence on January 1, 2001. Certain other customary clauses are contained in the agreement with regard to expenses, return of documents, and non-solicitation of customers or employees.

         Retention Agreements. The Company entered into Retention Agreements in February, 1999 with Gregory A. Thornton who was then interim Chief Executive Officer and Chief Financial Officer; Claude Corvino, who was then Senior Vice President of Harding Lawson Associates Associates Group, Inc. and President of Harding Lawson Associates Infrastructure, Inc.; and Arthur C. Riese, who was then Senior Vice President of Harding Lawson Associates Group, Inc. and President of Harding Lawson Associates, Inc. (collectively "the parties"). As the result of a significant management and operating company reorganization, Messrs. Thornton, Corvino and Riese are now Chief Financial Officer, Senior Vice President and Senior Vice President, respectively.

         The purpose of the Retention Agreements was to provide certain assurances to the parties in the event that the Company should experience a Change of Control, a Potential Change in Control or a Change of Management. The agreement provides for a lump sum payment of the party's then-current annual salary, continuation of group insurance benefits and an acceleration of outstanding options in the event that the party is involuntarily terminated without cause or is terminated by the party for Good Reason after a Change in Management, a Change in Control, a Potential Change in Control, or a successor failing to assume the agreement.

         As a result of the Company's hiring of a new Chief Executive Officer in March 1999 and the restructuring completed in the first quarter of fiscal 2000, the parties to these agreements could terminate their employment on or before December 31, 1999 and receive the payments, benefits and option exceleration provided in the agreements.

         Severance Agreement and General Release. The Company entered into a Confidential Severance Agreement and General Release with Donald L. Schreuder related to his September 25, 1998 resignation from his duties as Chief Executive Officer and a member of the Board. In exchange for a General Release, the Company agreed to pay Mr. Schreuder the sum of 62 weeks of severance based on his then-current annual salary and continuation of group benefits through November 30, 1999.

Compensation of Directors

         Directors who are not officers or employees of the Company receive a retainer based on Board service, the number of Committees on which they serve and the number of Committees they chair. Beginning in October, 1998, the retainer was reduced and the non-employee directors now receive a per meeting fee of $1,500 per Board meeting, $750 per committee meeting (for a meeting not held on the same day as a Board meeting), and $250 per telephonic meeting. The chairman receives a per meeting fee of $2,000 per Board meeting. In fiscal 1999, Messrs. Anderson, Edgar, Platt, Stager, and Puntillo received fees of $33,333; $23,339; $20,672; $44,923; and $68,839, respectively, which include special fees for Stager and Puntillo for additional responsibilities assumed during the period September 25, 1998 and March 18, 1999. In 1996, the Board of Directors approved the Non-employee Director Compensation Stock Plan, which allows for all or a portion of directors' compensation to be paid in the form of Common Stock of the Company in lieu of cash compensation. During fiscal year 1999, non-employee directors elected to have all or a substantial portion of their fees in the form of stock and received a total of 26,281 shares of stock, which was deferred into the Company's Non-qualified Deferred Compensation Plan for the eventual benefit of Messrs. Anderson, Edgar, Platt, Puntillo, and Stager in the amounts of 3,712; 3,532; 1,612; 10,714; and 6,711 shares, respectively.
Directors who are also officers or employees of the Company receive no fees for their services as such.

         Non-employee members of the Board also receive a grant of options to purchase 3,000 shares of Common Stock (the chairman receives an option for 6,000 shares) at fair market value as of the date of their election or re-election to a three-year term as a director, or an option for 1,000 shares for each year or portion of a year in the case of a director appointed to serve for the balance of an open term. Vesting is in three equal installments on the first, second, and third anniversaries of the grant. On November 4, 1998, the Board granted 2,000 options to Mr. Anderson as a result of his appointment to the Board in September of 1998, and 3,000 options Mr. Edgar and 6,000 to Mr. Puntillo as a result of their re-election to the Board.

THE FOLLOWING REPORT OF THE COMPENSATION COMMITTEE AND THE PERFORMANCE GRAPH THAT APPEARS IMMEDIATELY AFTER SUCH REPORT SHALL NOT BE DEEMED TO BE SOLICITING MATERIAL OR TO BE FILED UNDER THE SECURITIES ACT OF 1933 OR THE SECURITIES EXCHANGE ACT OF 1934 OR INCORPORATED BY REFERENCE IN ANY DOCUMENT SO FILED.

         REPORT OF THE COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION

         The Compensation Committee of the Board of Directors (the "Committee") was comprised of three independent directors. The Committee has been empowered to set the level of compensation for the Chief Executive Officer and other senior executive officers, to administer the Company's plans and policies relating to executive compensation, and to administer the Company's stock plans.

         The Committee believes that executive compensation should 1) be evaluated with a view to motivating individual and Company performance, 2) align the interests of the executives with the long-term interest of the Company's stockholders, and 3) be competitive with similar positions and levels of responsibilities in other comparable companies. The total compensation package should attract, retain, reward and motivate key executives to achieve desired Company performance and enhance stockholder value.

         The compensation of the Company's executive officers is comprised of three elements: base salary, incentive compensation, and long-term incentives as discussed below. Incentive compensation primarily consists of cash bonuses, if earned, and long-term incentives consisting of equity-based compensation awards in the form of stock options. The Committee also uses Company stock awards to provide a matching contribution element to the Company's 401(k) plan.

         Base Salary. Base salaries for senior executive officers are reviewed by evaluating individual executive performance and considering salaries for comparable positions and responsibility levels at other similar companies. This review uses published executive salary surveys and peer company proxy information to determine if base salary adjustments are warranted to maintain the Company's base salaries at a competitive level. During fiscal 1999, as part of the annual base salary review process, the Committee reviewed executive compensation survey information provided by a nationally known salary survey resource, both for companies in the same industry group (some of which are included in the customized index that appears in the performance graph) and companies of a similar size and geographic orientation in other industries. At the end of the fiscal year, the Committee approved increases for certain of the executive officers other than the current Chief Executive Officer (the "named executive officers") in a range of between zero and 8.7% based on the above-mentioned salary survey data and the individual executive's responsibilities.

         Incentive Compensation. During fiscal 1999, senior executive officers (exluding the Chief Executive Officer) could earn incentive compensation awards that in the past have ranged from zero up to approximately one-third of base salary that ties a considerable portion of total compensation to performance. Incentive compensation is dependent not only on an executive's performance, but on attainment of the Company's performance goals established at the beginning of the fiscal year and approved by the Board of Directors. In fiscal 1999, Company performance goals relate to attainment of certain financial goals (e.g., operating income and return on net assets) and certain non-financial goals (e.g., risk management, business and program development).

         The Board of Directors approved the 1999 business plan for the Company containing a provision for an incentive compensation plan and the establishment of a corresponding incentive compensation pool. The plan provided that incentive compensation would accrue during the year based on the Company's attainment of planned financial milestones and would be payable after the end of the fiscal year. The incentive compensation pool was subject to increases or decreases based on the degree to which the Company exceeded or fell short of its pre-established financial goals. Mid year in 1999, the Compensation Committee recommended and the Board approved a revised 2nd Half Plan which addressed the status of operations at that time. In the 2nd Half Plan, revised performance criteria were established for the balance of the fiscal year. At the end of fiscal 1999, the incentive compensation pool was generated by a pre-designed formula based on the Company's achievement of certain of its revised business plan goals. Although the Company experienced a restructuring charge in fiscal 1999, certain underlying performance goals were met which triggered the incentive payments made to various employees. The Committee granted an incentive compensation award to three of the "named executive officers" for the fiscal year ending May 31, 1999 in a range of zero to 11% of base salary. In addition to the year end awards, Mr. Thornton received two $10,000 bonuses during the period in which he served as interim Chief Executive Officer.

         Long-term Incentives. In administering the Company's stock option plans, the Committee may determine the amount and terms of stock option grants to the Chief Executive Officer and other senior executive officers, in order to align the interests of the Company's senior executives with that of its stockholders. Stock options granted are usually incentive stock options, exercisable at a price equal to the fair market value of the underlying stock on the date of grant, and vest over four years in order to provide an added incentive for key individuals to remain with the Company. During fiscal 1999, the Committee granted incentive stock option awards to the "named executive officers" (excluding the Chief Executive Officer) in a range between zero and 15,000 options granted at fair market value and vesting over four years
(aggregate to the named executive officers other than the Chief Executive Officer was 55,000).

         The Committee also approved a matching contribution, payable in cash to all eligible employees participating in the Company's 401(k) plan. The maximum individual matching contribution under the plan for 1999 was $1,200.

         Chief Executive Officer. At the beginning of fiscal 1999, the Board of Directors approved an operating plan and budget for the Company. When it became apparent that the Company was not on track to meet that plan, the Board entered into discussions with the Chief Executive Officer at that time, Donald L. Schreuder, and as a result of such discussions, Mr. Schreuder tendered, and the Board accepted, his resignation as Chief Executive Officer. The Compensation Committee, recognizing Mr. Schreuder's 31 years of dedicated service to the Company and his substantial contribution during that time to the Company awarded him 62 weeks of severance pay.

         Gregory A. Thornton was appointed interim Chief Executive Officer on September 25, 1998 while the Board undertook a search for a replacement Chief Executive Officer. Mr. Thornton did not receive an adjustment in base salary related to these additional duties, but the Compensation Committee did grant him two $10,000 bonuses during the period he held that position.

         On March 19, 1999, the Board of Directors appointed Robert L. Costello, Jr. as Chief Executive Officer and named him as a Class I director of the Board. As a part of Mr. Costello's employment agreement (summarized above), Mr.
Costello's base salary was established at a rate comparable to other such positions of like responsibilities. In addition, Mr. Costello was granted non-statutory stock options in the amount of 130,000 options at fair market value and 100,000 options at an exercise price of $10.00 per share at a time when the fair market value of the stock was $6.9375 per share.

         Compliance with Internal Revenue Code Changes. In 1993, the Internal Revenue Service enacted Section 162(m) of the Internal Revenue Code that, in general, precludes publicly traded corporations from taking a tax deduction in 1994 or in subsequent years for compensation in excess of $1,000,000 paid to the chief executive officer or any of the four other highest paid officers. The Committee is aware of the requirements of Section 162(m) and believes that the Company's compensation payable to each of such persons is currently below, the limitation established by Section 162(m) and consequently would be fully deductible by the Company.

                                                    Ross K. Anderson
                                                    Stuart F. Platt
                                                    Donald K. Stager (Chairman)

Compensation Committee Interlocks and Insider Participation

         The Compensation Committee consisted of Directors Anderson, Platt and Stager in 1999. No executive officer of the Company serves as a member of the board of directors or on the compensation committee of any entity that has an executive officer serving as a member of the Company's Board of Directors or Compensation Committee.

                                PERFORMANCE GRAPH

         The following performance graph compares the performance of the Company's Common Stock (The Nasdaq Stock Market under the symbol HRDG) with The Nasdaq Stock Market-U.S. Index and an index of peer companies selected by the Company. A group of ten other environmental companies, providing similar services to those provided by the Company, comprise the peer group index.(1)


                                                               Cumulative Total Return (2)
                                               ---------- --------- ---------- ---------- --------- ----------

                                                   5/94      5/95       5/96       5/97      5/98       5/99
                                               ---------- --------- ---------- ---------- --------- ----------

Harding Lawson Associates Group, Inc.               100        92         94        104       152        133
Peer Group                                          100        85         89         78       101        137
The Nasdaq Stock Market-U.S.                        100       119        173        195       247        347


(1)      Companies  included  in the peer  group  index are Dames & Moore  Group
         (DM), EA Engineering Science & Technology (EACO), Ecology & Environment, Inc. (EEI), EMCON (MCOM), GZA Geoenvironmental Tech, Inc.
         (GZEA),  International  Technology  Corp.  (ITX),  TRC Companies,  Inc.
         (TRR), Tetra Tech, Inc. (WATR), Versar, Inc.
         (VSR), and Roy F. Weston, Inc. (WSTNA).
(2) Assumes that $100 was invested on May 31, 1994 at the closing sale price of the Company's Common Stock and in each index, and that all dividends, if any, were reinvested. Returns are measured through the last trading day of each of the Company's fiscal years. No cash dividends have been declared on the Company's Common Stock.

                                 PROPOSAL NO. 2
                              INDEPENDENT AUDITORS

         Ernst & Young LLP has been appointed by the Board of Directors as the Company's independent auditors for the fiscal year ending May 31, 2000. The firm of Ernst & Young LLP served the Company as independent auditors for the fiscal year ended May 31, 1999. Ernst & Young LLP has no interest, financial or otherwise, in the Company. The services rendered by Ernst & Young LLP during the fiscal year 1999 were audit services and included consultation in connection with various accounting, income tax, and general business matters.

         Even if the selection is ratified, the Board in its discretion may direct the appointment of a different independent accounting firm at any time during the year if the Board feels that such a change would be in the best interests of the Company and its stockholders. The affirmative vote of the holderes of a majority of the shares present, in person or by proxy, at the Meeting and entitled to vote is required to ratify the selection of Ernst & Young LLP.

         A representative from Ernst & Young LLP will be present at the Annual Meeting of Stockholders, and will be afforded the opportunity to make a statement if he or she desires to do so. Moreover, he or she will be available to respond to appropriate questions from the stockholders.

         THE BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS VOTE `FOR' PROPOSAL NO. 2 TO RATIFY THE APPOINTMENT OF ERNST & YOUNG LLP AS THE COMPANY'S INDEPENDENT AUDITORS FOR THE FISCAL YEAR ENDING MAY 31, 2000.

                             STOCKHOLDERS' PROPOSALS

         Subject to Securities and Exchange Commission regulations, proposals of stockholders intended to be presented at the 2000 Annual Meeting of Stockholders must be received by the Company not later than April 14, 2000 to be included in the 2000 Proxy Statement. In addition, the Bylaws of the Company contain requirements relating to the timing and content of the notice that stockholders must provide to the Secretary of the Company for the nomination of Directors at a stockholders meeting or for any other matter to be properly presented at a stockholders' meeting.

         In addition, stockholders wishing to nominate directors at the 2000 Annual Meeting of Stockholders, but not intending to include such nomination in the Company's proxy materials for such meeting, must give advance notice pursuant to the requirements of the Company's Bylaws. Per these requirements, notice of any such nomination must be received by the Company's Secretary not later than 60 days prior to the 2000 Annual Meeting. The notice must contain the information specified in the Bylaws. If the notice is not given in accordance with this schedule, the nomination will not be brought before the 2000 Annual Meeting. For stockholder proposals at the 2000 Annual Meeting (other than nomination of directors, which is subject to the provision in the Bylaws noted above), the rules of the Securities and Exchange Commission address the ability of the Company's named proxy holders to exercise discretion to vote on such matters. If notice is not provided to the Company on or prior to June 27, 2000, the named proxies will have discretionary authority to vote on any such matter that does come before the meeting. If notice is provided later than June 27, 2000, the Company's proxy holders may in certain instances vote on such matters, provided appropriate disclosure is made in the proxy statement. If the 2000 Annual Meeting date is more than 30 days before or after the corresponding date of the 1999 Annual Meeting, then any such notice must be received a reasonable period of time prior to when the proxy statement is mailed for the 2000 Annual Meeting.

                                  OTHER MATTERS

         The Board of Directors knows of no other matters that will be brought before the Meeting, but if such matters are properly presented to the Meeting, proxies solicited hereby will be voted in accordance with the judgment of the proxy holders. All shares represented by duly executed proxies will be voted at the Meeting.

Dated:  August 11, 1999

             PROXY FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD
                               SEPTEMBER 17, 1999
                      HARDING LAWSON ASSOCIATES GROUP, INC.
           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

         The undersigned holder of common stock acknowledges receipt of a copy of the Notice of Annual Meeting of Stockholders of Harding Lawson Associates Group, Inc., a Delaware corporation (the "Company"), and the accompanying Proxy Statement dated August 11, 1999, and revoking any proxy heretofore given, hereby constitutes and appoints Richard D. Puntillo, Chairman of the Board, and Robert
L. Costello, Jr., and each of them, with full power of substitution, as attorneys and proxies to appear and vote all of the shares of common stock of Harding Lawson Associates Group, Inc., standing in the name of the undersigned which the undersigned could vote if personally present and acting at the 1999 Annual Meeting of the Stockholders of Harding Lawson Associates Group, Inc. to be held at the Downtown Marriott Hotel, 1707 California Street, Denver, Colorado, on September 17, 1999 at 10:00 A.M. local time, upon the following items as set forth in the Notice of Annual Meeting and Proxy Statement, and according to their discretion, upon all other matters that may be properly presented for action at the meeting or any adjournments or postponements thereof. The undersigned may revoke this proxy at any time prior to its exercise.

          CONTINUED AND TO BE SIGNED ON REVERSE SIDE [SEE REVERSE SIDE]

[ X ] Please mark
      votes as in
      this example.

THE PROXY WHEN PROPERLY EXECUTED AND RETURNED TO THE COMPANY WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS INDICATED IT WILL BE VOTED "FOR" THE PROPOSALS LISTED ON THIS CARD.

1.    Election of Directors
Nominees:  Ross K. Anderson and Frank S. Waller


                        FOR                      WITHHELD
         [  ]          BOTH           [  ]      FROM BOTH
                     NOMINEES                    NOMINEES




[  ] --------------------------------------
     For both nominees except as noted above

                                           FOR      AGAINST     ABSTAIN

2.   To ratify the appointment of
     Ernst & Young LLP as independent      [  ]      [  ]         [  ]
     auditors of the Company.

MARK HERE                            MARK HERE
FOR ADDRESS                          IF YOU PLAN
CHANGE AND      [  ]                 TO ATTEND            [  ]
NOTE BELOW                           THE MEETING

Please sign exactly as your name(s) appear(s). When signing as attorney, executor, administrator, trustee, officer, partner, or guardian, please give full title. If more than one trustee, all should sign. WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, PLEASE SIGN AND RETURN THIS PROXY AS PROMPTLY AS POSSIBLE IN THE ENCLOSED POST-PAID ENVELOPE.


Signature:____________  Date:________  Signature:________________ Date:_________